As filed with the Securities and Exchange Commission on June 28, 2000

                                                     Registration No. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                        PAREXEL International Corporation
             (Exact name of registrant as specified in its charter)

         Massachusetts                                  04-2776269
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                     Identification No.)


                       195 West Street, Waltham, MA 02451
               (Address of principal executive offices) (Zip Code)

                              --------------------

                        PAREXEL INTERNATIONAL CORPORATION
                                 1995 Stock Plan
                            (Full title of the plan)

                             Josef H. von Rickenbach
                      Chief Executive Officer and Chairman
                        PAREXEL International Corporation
                                 195 West Street
                          Waltham, Massachusetts 02451
                     (Name and address of agent for service)

                                 (781) 487-9900
          (Telephone number, including area code of agent for service)

                              --------------------

                                   Copies to:
                             Mark T. Beaudouin, Esq.
                       Vice President and General Counsel
                        PAREXEL International Corporation
                                 195 West Street
                          Waltham, Massachusetts 02451

                              --------------------

                         Calculation Of Registration Fee

=============================================================================================================
Title of Securities       Amount to be         Proposed maximum        Proposed Maximum          Amount of
  to be registered         registered         offering price per      Aggregate offering     registration fee
                                                     share                  price
-------------------------------------------------------------------------------------------------------------

  Common Stock,
  $.01 par value        800,000 shares            $9.125                  $7,300,000             $1,928
=============================================================================================================


(1) The price of $9.125 per share, which is the average of the high and low price per share of the Common Stock as reported on the Nasdaq National Market on June 26, 2000, is set forth solely for purposes of calculating the filing fee pursuant to Rules 457(c) and 457(h).
================================================================================

                     STATEMENT OF INCORPORATION BY REFERENCE

     This Registration Statement registers additional securities of the same class as other securities for which the Registration Statement No. 33-80301 on Form S-8, as filed with the Securities and Exchange Commission on December 12, 1995, relating to the PAREXEL International Corporation Second Amended and Restated 1995 Stock Plan, is effective. Pursuant to General Instruction E, the contents of the above-listed Registration Statement are hereby incorporated by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Waltham, Commonwealth of Massachusetts on June 27, 2000.


                                     PAREXEL INTERNATIONAL CORPORATION


                                     By: /s/ Josef H. von Rickenbach
                                         --------------------------------------
                                         Josef H. von Rickenbach
                                         Chief Executive Officer and Chairman


                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of PAREXEL International Corporation, hereby severally constitute and appoint Josef H. von Rickenbach, James F. Winschel and Mark T. Beaudouin and each of them singly, as true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any and all pre-effective and post-effective amendments to this Registration Statement on Form S-8, and generally to do all things in our names and on our behalf in such capacities to enable PAREXEL International Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


SIGNATURE                       TITLE(S)                        DATE
---------                       --------                        ----

/s/ Josef H. von Rickenbach     Chief Executive Officer         June 27, 2000
---------------------------     and Chairman
Josef H. von Rickenbach         (principal executive officer)


/s/ James F. Winschel           Senior Vice President and       June 27, 2000
---------------------------     Chief Financial Officer
James F. Winschel               (principal financial and
                                accounting officer)


/s/ A. Dana Callow, Jr.         Director                        June 27, 2000
---------------------------
A. Dana Callow, Jr.


/s/ A. Joseph Eagle             Director                        June 27, 2000
---------------------------
A. Joseph Eagle


/s/ Patrick J. Fortune          Director                        June 27, 2000
---------------------------
Patrick J. Fortune


/s/ Werner M. Herrmann          Director                        June 27, 2000
---------------------------
Werner M. Herrmann


/s/ William T. Sobo             Director                        June 27, 2000
---------------------------
William T. Sobo


/s/ Serge Okun                  Director                        June 27, 2000
---------------------------
Serge Okun

                                  EXHIBIT INDEX


EXHIBIT NO.       DESCRIPTION OF EXHIBIT
-----------       ----------------------

Exhibit 4.1 Amended and Restated Articles of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the Quarter Ended December 31, 1996 and incorporated herein by this reference).

Exhibit 4.2       Amended and Restated By-Laws of the Registrant (filed as
                  Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-1188) and incorporated herein by this reference).

Exhibit 4.3 Specimen certificate representing the Common Stock of the Registrant (filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the Quarter Ended December 31, 1996 and incorporated herein by this reference).

Exhibit 5.1       Opinion of Hale and Dorr, LLP.

Exhibit 23.1      Consent of PricewaterhouseCoopers LLP.

Exhibit 23.2      Consent of Hale and Dorr, LLP (included in Exhibit 5.1).

Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).